UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2016

AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)

50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 364-6093

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
Our 2016 Annual Meeting of Stockholders was held on May 13, 2016 (the “Annual Meeting”).  As of March 21, 2016, the record date for the Annual Meeting (the “Record Date”), we had outstanding 10,646,095 shares of Class A Common Stock and 22,948,151 shares of Class B Common Stock. At the Annual Meeting, 9,185,378 shares of Class A Common Stock and 20,894,334 shares of Class B Common Stock were present in person or represented by proxy. Each share of Class A Common Stock outstanding on the Record Date was entitled to one vote on each proposal presented at the Annual Meeting, and each share of Class B Common Stock outstanding on the Record Date was entitled to ten votes on each proposal presented at the Annual Meeting.
The following is a brief description of, and the final results of the voting on, each of the proposals voted upon at the Annual Meeting. The proposals are described in more detail in our Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 31, 2016.
Proposal 1 – Election of Class I Directors

The first proposal voted upon at the Annual Meeting was the election of two Class I directors, Andreas von Blottnitz and Janet Kerr, to a three-year term to hold office until our 2019 annual meeting of stockholders, or until the date on which their respective successors are duly elected and qualified.

At the Annual Meeting, the Class I directors were elected by the following votes:

Name of Director	For	Against	Abstain	Broker Non-Votes
Andreas von Blottnitz	214,765,984	14,709	40,251	3,307,774
Janet Kerr	214,759,715	21,003	40,226	3,307,774

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The second proposal voted upon at the Annual Meeting was the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

At the Annual Meeting, the proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
218,080,161	2,259	46,298	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppFolio, Inc.

Date: May 18, 2016	By:	/s/ Ida Kane
Name: Ida Kane
Title: Chief Financial Officer